Exhibit 10.1

STOCK PURCHASE AGREEMENT

OFF THE MARKET

DISCOUNTED AT FACE VALUE

This Stock Purchase Agreement (the “Agreement”) is made and effective April 19 2013

BETWEEN:	EMRY Capital Inc a company organized and existing under the laws of the Province of Ontario with its head office located at:

5865 Leslie Street, Suite 425
Toronto, Ontario
M2H 1J8
Tel 1 416 503 8088

AND:	EMRY Capital Inc a company organized and existing under the laws of the State of Delaware with its head office located at:

1201 N Orange St,
Suite 7028 Wilmington
DE 19801
Tel 1 302 261 3660

AS THE SELLER(S) INTEREST MAY APPEAR

AND :

SAVEENE GROUP CORP (the "Purchaser"), an individual with his main address located at OR a company organized and existing under the laws of the State of Delaware with its head office located at:

30 EGLINTON AVE W, SUITE 808 MISSISSAUGA A6 M5H 2W9
Tel 1 866 520 2370

RECITALS

WHEREAS, the Seller is the record owner and holder of the issued and outstanding shares of the capital stock of the Company, , which Company has issued capital stock of SEE LIST ATTACHED shares of SEE LIST ATTACHED AS EXIBIT “A: par value common stock; and

WHEREAS, the Purchaser desires to purchase said stock and the Seller desires to sell said stock, upon the terms and subject to the conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and in order to consummate the purchase and the sale of the Company's Stock aforementioned, it is hereby agreed as follows:

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1.	PURCHASE AND SALE

Subject to the terms and conditions hereinafter set forth, at the closing of the transaction contemplated hereby, the Seller shall sell, convey, transfer, and deliver to the Purchaser certificates representing such stock, and the Purchaser shall purchase from the Seller the Company's Stock in consideration of the purchase price set forth in this Agreement. The certificates representing the Company's Stock shall be duly endorsed for transfer or accompanied by appropriate stock transfer powers duly executed in blank, in either case with signatures guaranteed in the customary fashion, and shall have all the necessary documentary transfer tax stamps affixed thereto at the expense of the Seller. The closing of the transactions contemplated by this Agreement ("Closing"), shall be held at buyers office on April 22 2013 at 11:30 AM EST or such other place, date and time as the parties hereto may otherwise agree.

2.	AMOUNT AND PAYMENT OF PURCHASE PRICE

The total consideration and method of payment thereof are fully set out in Exhibit "A" attached hereto and made a part hereof.

3.	REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby warrants and represents:

A.	Organization and Standing. Company is a company duly organized, validly existing and in good standing under the laws of the [State/Province] of [Ontario and Delaware and has the corporate power and authority to carry on its business as it is now being conducted.

B.	Restrictions on Stock:

i.	The Seller is not a party to any agreement, written or oral, creating rights in respect to the Company's Stock in any third person or relating to the voting of the Company's Stock.

ii.	Seller is the lawful owner of the Stock, free and clear of all security interests, liens, encumbrances, equities and other charges.

iii.	There are no existing warrants, options, stock purchase agreements, redemption agreements, restrictions of any nature, calls or rights to subscribe of any character relating to the stock, nor are there any securities convertible into such stock.

4.	REPRESENTATIONS AND WARRANTIES OF SELLER AND PURCHASER

Seller and Purchaser hereby represent and warrant that there has been no act or omission by Seller, Purchaser or the Company which would give rise to any valid claim against any of the parties hereto for a brokerage commission, finder's fee, or other like payment in connection with the transactions contemplated hereby.

5.	Entire Agreement

This Agreement (including the exhibits hereto and any written amendments hereof executed by the parties) constitutes the entire Agreement and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

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6.	Sections and Other Headings

The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

7.	Governing Law

This agreement, and all transactions contemplated hereby, shall be governed by, construed and enforced in accordance with the laws of the [Province] of [Ontario]. The parties herein waive trial by jury and agree to submit to the jurisdiction and venue of a court located in [Ontario].

8.	ATTORNEY’S FEES

In the event that litigation results from or arises out of this Agreement or the performance thereof, the parties agree to reimburse the prevailing party's reasonable attorney's fees, court costs, and all other expenses, whether or not taxable by the court as costs, in addition to any other relief to which the prevailing party may be entitled.

IN WITNESS WHEREOF, this Agreement has been executed by each of the individual parties hereto on the date first above written.

SELLER	PURCHASER

Authorized Signature	Authorized Signature

Print Name and Title	Print Name and Title

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EXHIBIT "A" AMOUNT AND PAYMENT OF PURCHASE PRICE

1.	Consideration

As total consideration for the purchase and sale of the Company's Stock, pursuant to this Agreement, the Purchaser shall pay to the Seller the sum of $150,000.00 such total consideration to be referred to in this Agreement as the "Purchase Price".

2.	Payment

The Purchase Price shall be paid as follows:

i.	The sum of $150,000.00 to be delivered to Seller upon the execution of this Agreement.
ii.	Shares being purchased are:
iii.	Approximate Value of the Position is about $800,000 held in accounts in Costa Rica Trinity Brokerage and Germany Commerz Bank

The seller agrees to notify the broker(s) holding the shares being purchased of the new ownership and encumbrances. The buyer shall open a new account and have these shares transferred over to their account. Should the broker be unwilling or unable to accommodate the buyers then all the monies received as a result of this sale or any amounts that accrue in these accounts shall be for the benefit of the Purchaser. The Seller shall not be entitled to deduct and fees or other service costs or otherwise without the Purchaser prior approval. This clause shall survive the closing of this transaction.

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